UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Soliciting Material under §240.14a-12

GINKGO BIOWORKS HOLDINGS, INC.

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(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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GINKGO
BIOWORKS

Notice of 2022 Annual Meeting of Shareholders & Proxy Statement

Notice of 2022 Annual Meeting

of Shareholders & Proxy Statement

Friday, June 10, 2022

2:00 p.m. Eastern Time

Virtual Meeting Site: www.virtualshareholdermeeting.com/DNA2022

To Our Shareholders:

We welcome you to attend our 2022 Annual Meeting of Shareholders on Friday, June 10, 2022, at 2:00 p.m. Eastern Time. Due to the ongoing public health concerns from the COVID-19 pandemic, the meeting will be virtual-only, with no on-site location. Shareholders who hold shares as of the record date will be able to participate in the virtual meeting online and vote their shares electronically by visiting www.virtualshareholdermeeting.com/DNA2022. We encourage you to vote your shares before the Annual Meeting.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Please read the proxy statement and arrange for your shares to be voted. Regardless of the number of shares you own, your vote is important. You will find instructions for online and telephone voting included on your proxy card(s) and in the attached notice. If you received paper copies of our proxy materials, you can vote by mail by returning your completed and signed proxy card(s).

Thank you for your continued support of Ginkgo.

Sincerely,

JASON KELLY CEO, GINKGO BIOWORKS

Caring at Ginkgo: ESG is in our DNA

In the pages that follow, you will find information on the matters we will consider at our 2022 Annual Meeting of Shareholders.

Before that, we wanted to share a snapshot of our approach to caring at Ginkgo. We believe that technologies reflect the values of the organizations that build them. And, ultimately, our customers are developing products with far reaching implications for health and the environment. This potential for extraordinary impact, which reaches to the core of who we are and everything about our natural world, requires extraordinary care in how the tools of cell programming are built and used. Therefore, our commitment to Environmental, Social, and Governance (“ESG”) priorities must underscore everything we do.

Indeed, in 2021, cell programming provided perhaps the world’s best tool to respond to the COVID-19 pandemic. While 2020 was dominated by news of how the pandemic had upended our entire world, 2021 saw the distribution of mRNA vaccines that allowed us to begin to bring the crisis under control.

Fueled by our commitment of $25 million to support the fight against COVID-19 and build long-term biosecurity infrastructure to prevent future pandemics, we used our automated biotechnology tools to support widespread surveillance testing and vaccine manufacturing.

Specifically, Ginkgo supported Moderna with process optimization for key raw materials used in the manufacturing of mRNA vaccines. Additionally, our partnership with Aldevron – a leading biomanufacturer of plasmid DNA, mRNA, and proteins – resulted in significant breakthrough improvements in manufacturing yield of the vaccinia capping enzyme, a component that is often required to produce mRNA therapies and vaccines. The newly developed manufacturing process is over 10-times more efficient than the previous process, contributing to significant increases in the number of COVID-19 vaccine doses achievable with each manufacturing run.

During 2021, the COVID-19 monitoring programs deployed by Concentric by Ginkgo (“Concentric”), our biosecurity and public health initiative, scaled significantly. As of March 28, 2022, Concentric was testing more than 280,000 samples per week, with over 7.2 million samples tested. Concentric’s national lab network currently has enough contracted and validated labs to serve millions of people every week.

Working with local and state leaders in education and public health, Concentric helped to facilitate reopening and reduce the need for classroom or school-wide quarantines in K-12 schools across the United States, including through state-sponsored programs in 10 states. And, in partnership with the Centers for Disease Control and XpresCheck®, Concentric operates a traveler-based SARS-CoV-2 genomic surveillance program at four of the busiest international airports in the United States. Through this partnership, Concentric performs viral sequencing on samples that are positive for SARS-CoV-2, and was the first in the nation to identify Omicron sublineages BA.2 and BA.3, weeks before they were reported elsewhere in the United States.

In the same way that our platform powered applications of synthetic biology to respond to the COVID-19 crisis, 2021 also saw increased recognition that cell programming is an essential technology for addressing the climate emergency. Indeed, it was in November 2021, at COP26 in Glasgow, when former President Obama identified synthetic biology as a breakthrough climate technology to invent a better future that is healthier and more affordable.

Throughout the year, we continued to advance several important programs on our platform that use biology to reimagine our industrial landscapes to help meet emissions reductions targets. To just take one example, in 2021, Motif FoodWorks announced the commercial launch of its first food technology, which was developed on our platform and is meant to make plant-based food taste better and more nutritious, unlocking benefits for people and our planet.

Beyond these global challenges, we continued to work in 2021 to make progress across our ecosystem and in our communities.

To support our ecosystem, we launched our Cell Development Kits (“CDKs”) service in 2021. CDKs provide cell programmers access to the toolkit needed to get started developing commercial proteins. These CDKs make our platform more accessible, and help aspiring cell developers – in particular, researchers, entrepreneurs and dreamers – partner with nature to tackle the biggest challenges facing society. For example, Humble Bee Bio of New Zealand is using Ginkgo’s protein expression CDK to develop a novel bioplastic designed to replace petrochemical plastics in textiles.

And, in our communities, to help ensure that future talent pipelines for the bioeconomy are more diverse and empowered, Ginkgo partnered with Benjamin Franklin Institute of Technology (“BFIT”), a technical college based out of Roxbury, Massachusetts, to establish an Associates of Science in Biotechnology Manufacturing. This program will help make the biotech workforce – and our workforce – more accessible to communities that have traditionally been excluded from professional opportunities in biotechnology. The inaugural class will start at BFIT in the fall of 2023.

There are many other initiatives and activities that we’d like to share. Accordingly, later this year, we will release our inaugural Sustainability Report. The report will expand on some of the initiatives and programs above, as well as elaborate on our vision and approach to caring at Ginkgo, and share practices and highlights across several important areas, guided by key ESG frameworks and standards.

NOTICE OF 2022 ANNUAL

MEETING OF SHAREHOLDERS

Date and Time	Virtual Meeting Site

Friday, June 10, 2022 2:00 p.m., Eastern Time	www.virtualshareholdermeeting.com/DNA2022

Items of Business:	Our Board of Directors Recommends You Vote:

To elect the eight directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified	FOR the election of each director nominee

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR the ratification of the appointment

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

The Board of Directors has fixed April 14, 2022 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Karen Tepichin

General Counsel and Secretary

Boston, Massachusetts

April 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the Ginkgo Bioworks Holdings, Inc. Shareholder Meeting to be Held on June 10, 2022. The Proxy Statement and our 2021 Annual Report are available at www.proxyvote.com.

SAFE HARBOR STATEMENT

This document includes forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as “anticipates”, “believes”, “expects”, “future”, “intends”, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Ginkgo’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 29, 2022 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

GINKGO BIOWORKS HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Friday, June 10, 2022

ANNUAL MEETING INFORMATION

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Ginkgo Bioworks Holdings, Inc. (“Ginkgo” or the “Company”) for the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Time, on Friday, June 10, 2022, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting this year, so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our shareholders and reduces the carbon footprint of our activities, and is particularly important for our shareholders, employees, and community in light of the COVID-19 pandemic. Shareholders may participate in the Annual Meeting at www.virtualshareholdermeeting.com/DNA2022 and may submit questions during or in advance of the Annual Meeting. Our principal offices are located at 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210. This Proxy Statement is first being made available to our shareholders on or about April 26, 2022.

Outstanding Securities and Quorum

Only holders of record of our Class A common stock, par value $0.0001 per share (“Ginkgo Class A common stock”), and Class B common stock, par value $0.0001 per share (“Ginkgo Class B common stock” and, together with the Ginkgo Class A common stock, the “common stock”), at the close of business on April 14, 2022, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. Holders of our Class C common stock, par value $0.0001 per share (“Ginkgo Class C common stock”) have no voting rights (except as otherwise expressly provided in our amended and restated certificate of incorporation (the “Charter”) or required by applicable law). On the record date, we had 1,092,532,884 shares of Ginkgo Class A common stock and 394,220,220 shares of Ginkgo Class B common stock outstanding and entitled to vote. Each holder of record of Ginkgo Class A shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon by holders of Ginkgo Class A common stock at the Annual Meeting. Each holder of record of Ginkgo Class B shares of common stock on that date will be entitled to ten votes for each share held on all matters to be voted upon at the Annual Meeting. For so long as the outstanding shares of Ginkgo Class B common stock represent at least 2% of all outstanding shares of Ginkgo Class A common stock, Ginkgo Class B common stock and Ginkgo Class C common stock, the holders of Ginkgo Class B common stock, voting separately as a class, shall be entitled to nominate and elect a number of directors equal to one-quarter of the total number of directors of the Company (the “Class B Directors”). Other than the election of Class B Directors, which will be voted on only by holders of Ginkgo Class B common stock voting separately as a class, the holders of Ginkgo Class A common stock and the holders of Ginkgo Class B common stock will vote on all matters to be voted on at the Annual Meeting, voting together as a single class. A majority of the common stock votes entitled to be cast at the Annual Meeting, present in person (including present by remote communications) or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Where a separate vote by class is required on a matter, the holders of a majority in voting power of such class issued and outstanding and entitled to vote, present in person (including present by remote communication) or represented by proxy, shall constitute a quorum for such matter. Abstentions and broker non-votes will be included in determining the presence of a quorum for the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or emailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via email.

Proxy Voting

Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; and “FOR” the ratification of the appointment of our independent registered public accounting firm. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card(s) or their substitutes will vote in their discretion on such matters.

Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs and reduces the carbon footprint of our activities. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card(s), or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Shares Held of Record: http://www.proxyvote.com	VOTE BY QR CODE Shares Held of Record: See Proxy Card(s)	VOTE BY TELEPHONE Shares Held of Record: 800-690-6903

Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Voting Instruction Form

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card(s) to vote your shares. If you have received paper copies of our proxy materials, are voting by mail, and have received a proxy card for Class A common stock and a proxy card for Class B common stock, you must sign and return both proxy cards in accordance with their respective instructions or submit a proxy, via the Internet, mobile device or telephone, with respect to both Class A common stock and Class B common stock in order to ensure the voting of the shares of each class owned. You also may participate in and vote during the Annual Meeting. If you own common stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.

If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December  31, 2022, but cannot vote your shares on any other matters being considered at the meeting.

Voting Standard

The affirmative vote of a plurality of the outstanding shares of the Ginkgo Class B common stock present or represented by proxy and entitled to vote on the election is required to elect Jason Kelly and Reshma Shetty, the Class B Directors, to the Board. The affirmative vote of a plurality of the common stock votes cast (voting together as a single class) present or represented by proxy and entitled to vote on the election is required to elect the other six nominees for director to the Board. Abstentions and broker non-votes will have no effect on the outcome of the election. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder’s behalf.

For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the votes of the outstanding shares of common stock present or represented by proxy and entitled to vote on the matter is required to approve the matter, with holders of Ginkgo Class A common stock and holders of Ginkgo Class B common stock voting together as a single class. For these matters, broker non-votes, if any, and abstentions will not be treated as votes cast and, therefore, will have no effect on the outcome of the votes. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. Because Proposal 2 is considered a routine matter, your broker will have discretionary authority to vote on this matter.

Revocation

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of Ginkgo a written notice of revocation or a duly executed proxy (via the Internet, mobile device, telephone or by returning your proxy card(s)) bearing a later date or by participating in and voting during the Annual Meeting. A shareholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.

Participating in the Annual Meeting

This year’s Annual Meeting will be accessible through the Internet. We are conducting a virtual online Annual Meeting so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our shareholders and reduces the carbon footprint of our activities, and is particularly important for our shareholders, employees, and community in light of the COVID-19 pandemic.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on April 14, 2022, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote and to view the list of registered shareholders as of the record date during the meeting, shareholders of record must access the meeting website at www.virtualshareholdermeeting.com/DNA2022 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card(s) provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials or voting instruction form. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.

Shareholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/DNA2022. Shareholders who have been provided or obtained a 16-digit control number may submit a question in advance of the meeting at www.proxyvote.com after logging in with that control number. Additional information regarding the rules and procedures for participating in the Annual Meeting (including any adjournment thereof) will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.

We encourage you to access the Annual Meeting before it begins. Online check-in will be available at 1:45 p.m., Eastern Time, approximately 15 minutes before the meeting starts on June 10, 2022. If you have difficulty accessing the meeting, please call 844-986-0822 (toll free) or 303-562-9302 (international). We will have technicians available to assist you.

ITEM 1 – ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at eight. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified:

●	Arie Belldegrun
●	Marijn Dekkers
●	Christian Henry
●	Jason Kelly
●	Reshma Kewalramani
●	Shyam Sankar
●	Reshma Shetty
●	Harry E. Sloan

Each of the nominees is currently a director of Ginkgo. Of the eight nominees, Jason Kelly and Reshma Shetty have been designated as the two nominees to be elected by holders of the Ginkgo Class B common stock, voting as a separate class. The remaining six nominees are to be elected by holders of Ginkgo Class A common stock and holders of Ginkgo Class B common stock, voting together as a single class. Biographical and related information on each nominee is set forth below.

The Board expects that the eight nominees will be available to serve as directors. However, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

The Board of Directors recommends

a vote “FOR” each nominee.

Board of Directors Information

In evaluating the nominees for the Board, the Board and the Nominating and Corporate Governance Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of Ginkgo, as discussed below in each biography and under “Director Nominee Tenure, Skills, and Characteristics.” When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and their independence.

Biographical Information

Jason Kelly

Background

Dr. Kelly, one of our Founders, is the Chief Executive Officer. Dr. Kelly has served as a director of CM Life Sciences II Inc. (Nasdaq: CMII), a SPAC with a focus on the life sciences sector, since its IPO in February 2021. Dr. Kelly has a Ph.D. in Biological Engineering and a B.S. in Chemical Engineering and Biology from the Massachusetts Institute of Technology.

Qualifications and Skills

We believe that Dr. Kelly is qualified to serve on our Board as a Founder and due to his knowledge of our company and our business.

Chief Executive Officer and Founder of Ginkgo

Age: 41 Director since: 2008 (Old Ginkgo); 2021 (Ginkgo)	Board committees: None	Other current public company boards: CM Life Sciences II Inc.

Reshma Shetty

Background

Dr. Shetty, one of our Founders, is the President and Chief Operating Officer. Dr. Shetty currently serves on the Bio Advisory Group at the non-profit Nuclear Threat Initiative. Dr. Shetty has a Ph.D. in Biological Engineering from the Massachusetts Institute of Technology and a B.S. in Computer Science from the University of Utah.

Qualifications and Skills

We believe that Dr. Shetty is qualified to serve on our Board as a Founder and due to her knowledge of our company and our business.

President, Chief Operating Officer and Founder of Ginkgo

Age: 41 Director since: 2008 (Old Ginkgo); 2021 (Ginkgo)	Board committees: None	Other current public company boards: None

Arie Belldegrun, M.D.

Background

Dr. Belldegrun is a leader in the field of cell and gene therapy. Dr. Belldegrun is a co-founder of Allogene Therapeutics, a public biopharmaceutical company, and has served as Executive Chairman of its board of directors since November 2017. From March 2014 until October 2017, Dr. Belldegrun served as the President and Chief Executive Officer of Kite Pharma, Inc. and as a member of its board of directors from June 2009 until October 2017. Dr. Belldegrun currently serves as Chairman of Bellco Capital LLC, a position he has held since 2004, Chairman of Kronos Bio, a position he has held since November 2017, Chairman of UroGen Pharma, Ltd., a position he has held since December 2012, as Chairman and Partner of Two River Group, a position he has held since June 2009, as co-Chairman of Breakthrough Properties LLC and Breakthrough Services, L.L.C., a position he has held since April 2019, as a director of ByHeart, Inc., a position he has held since October 2019, and as a director of IconOVir Bio, Inc., a position he has held since June 2020. Dr. Belldegrun has also served as Senior Managing Director of Vida Ventures, LLC since November 2017. He is certified by the American Board of Urology and the American Association of Genitourinary Surgeons. Dr. Belldegrun is Research Professor, holds the Roy and Carol Doumani Chair in Urologic Oncology, and Director of the Institute of Urologic Oncology at the David Geffen School of Medicine at the University of California, Los Angeles. Prior to joining UCLA in October of 1988, he was a research fellow at NCI/NIH in surgical oncology and immunotherapy from July 1985 to August 1988 under Dr. Steven Rosenberg. Dr. Belldegrun received his M.D. from the Hebrew University Hadassah Medical School in Jerusalem before completing his post graduate studies in Immunology at the Weizmann Institute of Science and his residency in Urologic Surgery at Harvard Medical School.

Qualifications and Skills

We believe that Dr. Belldegrun is qualified to serve on our Board due to his extensive knowledge as a leader in the field of cell and gene therapy.

Executive Chairman and Co-Founder of Allogene Therapeutics.

Age: 72 Director since: 2021	Board committees: Compensation	Other current public company boards: Allogene Therapeutics, Kronos Bio, and UroGen Pharma, Ltd

Marijn Dekkers

Background

Dr. Dekkers is the Founder and Chairman of Novalis LifeSciences LLC, an investment and advisory firm for the Life Science industry that he founded in 2017. Before that, from 2010 to 2016, Dr. Dekkers served as Chief Executive Officer of Bayer AG. Prior to his time at Bayer, from 2002 to 2009, he served as Chief Executive Officer of Thermo Fisher Scientific. Dr. Dekkers currently serves as a director on the boards of Quantum-SI, Inc. and Cerevel Therapeutics Holdings, Inc., as well as Georgetown University and the Foundation for the National Institutes of Health. He is a former director of Unilever, General Electric and Biogen. Dr. Dekkers began his career in 1985 as a research scientist at General Electric’s Corporate R&D Center. Dr. Dekkers received his PhD and M.S. in chemical engineering from the University of Eindhoven and his B.S in chemistry from the Radboud University.

Qualifications and Skills

We believe that Dr. Dekkers is qualified to serve on our Board due to his extensive knowledge of the life sciences industry, his familiarity with our company and his prior director service.

Founder and Chairman of Novalis LifeSciences, LLC

Age: 64 Director since: 2019 (Old Ginkgo); 2021 (Ginkgo)	Board committees: None	Other current public company boards: Quantum-SI, Inc. and Cerevel Therapeutics Holdings, Inc.

Christian Henry

Background

Mr. Henry has served as President and Chief Executive Officer of Pacific Biosciences of California, Inc., a leading sequencing company, since September 2020. From 2005 to January 2017, Mr. Henry was a member of the executive team of Illumina, Inc., a global leader in sequencing. During this tenure at Illumina, he served in a number of roles, including Executive Vice President & Chief Commercial Officer, Senior Vice President of Genomic Solutions, Senior Vice President and General Manager of Life Sciences and Senior Vice President and Chief Financial Officer. Prior to joining Illumina in 2005, Mr. Henry served as the Chief Financial Officer of Tickets.com, Inc. from 2003 to 2005. From 1999 to 2003, Mr. Henry served as Vice President, Finance and Corporate Controller of Affymetrix, Inc. (acquired by Thermo Fisher Scientific in 2016). In 1997, Mr. Henry joined Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.) as Corporate Controller, and later as its Chief Accounting Officer from 1997 to 1999. In 1996, Mr. Henry served as General Accounting Manager of Sugen, Inc. Mr. Henry began his career in 1992 at Ernst & Young LLP, where he was a Senior Accountant through 1996. Mr. Henry currently serves as a director and Chairman of the board of WAVE Life Sciences Ltd., and as a director of CM Life Sciences Holdings III LLC. Mr. Henry previously served as Chairman of the board of Pacific Biosciences from August 2018 to September 2020. Mr. Henry holds a B.A. in biochemistry and cell biology from the University of California, San Diego and an M.B.A., with a concentration in finance, from the University of California, Irvine.

Qualifications and Skills

We believe that Mr. Henry is qualified to serve on our Board due to his over 20 years of experience in growing companies in the life sciences industry.

President and Chief Executive Officer of Pacific Biosciences of California, Inc.

Age: 54 Director since: 2017 (Old Ginkgo); 2021 (Ginkgo)	Board committees: Audit and Compensation	Other current public company boards: WAVE Life Sciences Ltd.

Reshma Kewalramani

Background

Dr. Kewalramani has been the Chief Executive Officer and President of Vertex Pharmaceuticals Inc. since April 2020 and a member of Vertex’s Board of Directors since February 2020. Dr. Kewalramani was Vertex’s Executive Vice President and Chief Medical Officer from April 2018 through April 2020. She was Vertex’s Senior Vice President, Late Development from February 2017 until March 2018. From August 2004 to January 2017, she served in roles of increasing responsibility at Amgen Inc., most recently as Vice President, Global Clinical Development, Nephrology & Metabolic Therapeutic Area and as Vice President, U.S. Medical Organization. From 2014 through 2019, Dr. Kewalramani was the industry representative to the FDA’s Endocrine and Metabolic Drug Advisory Committee. She completed her internship and residency in Internal Medicine at the Massachusetts General Hospital and her fellowship in Nephrology at the Massachusetts General Hospital and Brigham and Women’s Hospital combined program. Dr. Kewalramani holds a B.A. from Boston University and an M.D. from Boston University School of Medicine. Dr. Kewalramani also completed the General Management Program at Harvard Business School and is an alumnus of the school.

Qualifications and Skills

We believe that Dr. Kewalramani is qualified to serve on our Board due to her extensive experience serving in senior roles at various pharmaceutical companies.

Chief Executive Officer and President of Vertex Pharmaceuticals, Inc.

Age: 49 Director since: 2021	Board committees: Nominating and Corporate Governance	Other current public company boards: Vertex Pharmaceuticals, Inc.

Shyam Sankar

Background

Mr. Sankar is the Chief Operating Officer and Executive Vice President at Palantir Technologies Inc., where he has worked in various positions since 2006. Prior to his time at Palantir, Mr. Sankar served as the Vice President of Network Management and Director of Business Development for Xoom Corporation. Mr. Sankar has a deep operational background overseeing the development of complex technology from near inception to massive scale. Mr. Sankar received his M.S. in management science and engineering from Stanford University and his B.S. in electrical and computer engineering from Cornell University.

Qualifications and Skills

We believe that Mr. Sankar is qualified to serve on our Board due to his business acumen, leadership experience, and operational background, having overseen the development and expansion of a software company from its near inception through its public listing.

Chief Operating Officer and Executive Vice President at Palantir Technologies Inc.

Age: 40 Director since: 2015 (Old Ginkgo) 2021 (Ginkgo)	Board committees: Audit, Compensation, and Nominating & Corporate Governance	Other current public company boards: None

Harry E. Sloan

Background

Mr. Sloan is a founder, public company CEO and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC. Under Mr. Sloan’s leadership, the company has acquired and taken public, through SPACs, several digital media companies including, during 2020, DraftKings and mobile gaming company Skillz. Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/Bethesda Game Studios, the awarding winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp. (Nasdaq: SRNGU), which raised $1.725 billion in its IPO in February 2021 and three months later announced its business combination with Boston-based Ginkgo Bioworks, Inc. In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp. With a closing of its initial public offering of 75,000,000 units, at a price of $10 per unit, Screaming Eagle is the largest IPO of a public acquisition vehicle since March 2021. Mr. Sloan has served as a director of Skillz, Inc. since December 2020 and DraftKings Inc. since April 2020. He was a director of Soaring Eagle Acquisition Corp. from October 2020 until September 2021, Flying Eagle Acquisition Corp. from March 2020 until December 2020, Diamond Eagle Acquisition Corp. from May 2019 until April 2020, and Videocon d2h Limited from May 2016 until April 2018.

Qualifications and Skills

We believe that Mr. Sloan is qualified to serve on Board due to his public company experience, business leadership, and operational experience.

Chairman and Chief Executive Officer of Eagle Equity Partners II, LLC

Age: 72 Director since: 2021	Board committees: Audit	Other current public company boards: Skillz Inc. and DraftKings Inc.

Director Nominee Tenure, Skills, and Characteristics

The Nominating and Corporate Governance Committee annually reviews the tenure, performance, and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the Company’s needs at that point in time, and, as stated in the Nominating and Corporate Governance Committee Charter, as well as Ginkgo’s Corporate Governance Guidelines, seeks out candidates with an ability to bring diverse perspectives to the Board. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified individuals from underrepresented groups to include in the pool from which new Board candidates are chosen. Currently, of our five independent director nominees, one is a woman, two are from an underrepresented racial/ethnic group, and three have served for five or fewer years. Our Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors. The tenure range of our director nominees is as follows:

Tenure on Board	Number of Director Nominees
0-5 Years	Four
5-10 Years	Two
10+ Years	Two

Corporate Governance

Board Leadership

The Board is responsible for the control and direction of the Company. The Board represents the shareholders, and its primary purpose is to build long-term shareholder value. The Chair of the Board is selected by the Board and currently is Marijn Dekkers. Jason Kelly, Ginkgo’s Chief Executive Officer and Founder, and Reshma Shetty, Ginkgo’s President, Chief Operating Officer and Founder, currently serve on the Board. The Board believes that this leadership structure is appropriate given Drs. Kelly and Shetty provide valuable insight to the Board due to the perspective and experience they bring as Founders and officers. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of shareholders.

Communications with the Board

We provide a process for shareholders to send communications to the Board through the email address investors@ginkgobioworks.com. Information regarding shareholder communications with the Board can be found on the Company’s Investor Relations website at https://investors.ginkgobioworks.com/governance/default.aspx.

Risk Oversight

The Board has extensive involvement in the oversight of risk management related to Ginkgo and its business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing Ginkgo’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of Ginkgo’s business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management.

Corporate Governance Documents

Please visit our investor relations website at https://investors.ginkgobioworks.com/governance/default.aspx, “Governance,” for additional information on our corporate governance, including:

●	the Code of Business Conduct and Ethics;
●	the Corporate Governance Guidelines, which includes policies on director stock ownership guidelines and succession planning; and
●	the charters approved by the Board for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Shareholder Engagement

As a newly public company, Ginkgo remains focused on building and maintaining understanding and trust with all of our stakeholders. We seek to maintain direct, frequent, and thoughtful dialogue with our shareholders, irrespective of size. As a mission driven company, it is just as important to us that the public builds a broad understanding of the potential of synthetic biology as a large institutional investor and so we spend significant time engaging with individual retail investors. We utilize multiple mediums for our outreach and engagement including investor conferences, one-on-one meetings, public presentations, and social media to: (i) open and maintain direct lines of communication with our diverse shareholder base; (ii) communicate our story and business model; (iii) make accessible company information and performance; and (iv) gather questions and feedback.

Our discussions with shareholders cover a broad range of topics, including the synthetic biology ecosystem and Ginkgo’s business model, business strategy, financial performance, corporate governance, and the environmental and social implications of our platform. We seek to engage with shareholders year-round on Ginkgo’s vision and value creation opportunities. This direct dialogue with current and prospective shareholders has not only enabled Ginkgo to share our priorities and vision but also understand shareholder feedback and concerns. These observations have helped us to refine our engagement with all our stakeholders and are conveyed to Ginkgo leadership, wherever applicable, so we can continue to improve.

Importantly, our employees as a group are currently our largest shareholder, and just as we spend time building an understanding of our value creation opportunities with institutional and retail investors, for instance, we directly engage with our employee shareholders as well. We believe a strong culture of employee ownership and engagement will help drive sustainable long-term value and so we seek to deeply engage our employee shareholders and help employees build a deep understanding of how their work creates real value. As an example of this, directly following our quarterly results calls, we host an open meeting for all employees of the company to ask their questions about our results presentation.

Board Meetings and Committees

Pursuant to our business combination with Soaring Eagle Acquisition Corp. (“SRNG”) in September 2021, SRNG’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”), and Ginkgo Bioworks, Inc. (“Old Ginkgo”) became a wholly owned subsidiary of SRNG (the “Merger” and, together with the Domestication, the “Business Combination”) and SRNG was renamed “Ginkgo Bioworks Holdings, Inc.”

Our current Board was appointed and committees were established following the Business Combination in September 2021. The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Between the Business Combination and December 31, 2021, our Board held six meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served and which occurred after the Business Combination in September 2021.

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the New York Stock Exchange (“NYSE”) corporate governance standards.

The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as meeting information since the Business Combination in September 2021.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Arie Belldegrun		x

Christian Henry	x	x

Reshma Kewalramani[1]			x

Shyam Sankar[2]	x	x	x

Harry E. Sloan	x

Total Meetings	13	1	2

1 Marijn Dekkers served on the Nominating & Corporate Governance Committee until Dr. Kewalramani’s appointment on March 25, 2022.

2 Marijn Dekkers served on the Audit Committee until Mr. Sankar’s appointment on February 19, 2022.

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

Audit Committee

Ginkgo has an Audit Committee, consisting of Christian Henry, who serves as the chairperson, Harry E. Sloan, and Shyam Sankar. Dr. Dekkers served on the Audit Committee until February 19, 2022. Each of Messrs. Henry, Sankar and Sloan qualify as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Henry qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of NYSE.

The purpose of the Audit Committee is to prepare the Audit Committee report required by the SEC to be included in Ginkgo’s proxy statement and to assist the Board in overseeing and monitoring:

(1)	the quality and integrity of the financial statements;
(2)	compliance with legal and regulatory requirements;
(3)	Ginkgo’s independent registered public accounting firm’s qualifications and independence;

(4)	the performance of Ginkgo’s internal audit function; and
(5)	the performance of Ginkgo’s independent registered public accounting firm.

The Board has adopted a written charter for the Audit Committee, which is available on Ginkgo’s website.

Compensation Committee

Ginkgo has a Compensation Committee, consisting of Shyam Sankar, who serves as the chairperson, Arie Belldegrun and Christian Henry. Each of Messrs. Sankar, Belldegrun and Henry qualify as an independent director under the NYSE corporate governance standards.

The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to:

(1)	setting Ginkgo’s compensation program and compensation of its executive officers and directors;
(2)	monitoring Ginkgo’s incentive and equity-based compensation plans; and
(3)	preparing the Compensation Committee report required to be included in this proxy statement under the rules and regulations of the SEC.

The Board has adopted a written charter for the Compensation Committee, which is available on Ginkgo’s website.

For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the section entitled “Compensation of Executive Officers” below.

Nominating and Corporate Governance Committee

Ginkgo has a Nominating and Corporate Governance Committee, consisting of Reshma Kewalramani, who serves as the chairperson, and Shyam Sankar. Dr. Dekkers served on the Nominating and Corporate Governance Committee until March 25, 2022. Each of Ms. Kewalramani and Mr. Sankar qualify as an independent director under the NYSE corporate governance standards.

The purpose of the Nominating and Corporate Governance Committee is to assist the Board in discharging its responsibilities relating to:

(1)	identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
(2)

reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders;

(3)	identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
(4)	reviewing and recommending to the Board corporate governance principles applicable to Ginkgo;
(5)	overseeing the evaluation of the Board and management; and
(6)	handling such other matters that are specifically delegated to the committee by the Board from time to time.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Ginkgo’s website.

Policy Regarding Director Attendance at the Annual Meeting

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of shareholders, we strongly encourage, but do not require, directors to attend. This Annual Meeting will be our first annual meeting of our shareholders as a public company.

Director Nominations

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by a third-party search firm retained to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons, as described above under “Director Nominee Tenure, Skills, and Characteristics.” Shareholders wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of Ginkgo by certified or registered mail:

●	the name and address of the shareholder making the recommendation;
●	the class, series, or number of shares of common stock owned of record or beneficially owned by the shareholder making the recommendation;
●	a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to be present in person at the meeting;
●	certain disclosable interests of the shareholder making the recommendation, as laid out in our Bylaws; and
●	certain information about the candidate recommended by the shareholder, as laid out in our Bylaws.

To be considered by the Nominating and Corporate Governance Committee for the 2023 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary of Ginkgo no earlier than February 10, 2023 and no later than March 12, 2023. However, if we hold the 2023 Annual Meeting of Shareholders more than 30 days before, or more than 60 days after, the anniversary of the 2022 Annual Meeting date, then the information must be received no later than (i) the 90th day prior to the 2023 Annual Meeting date or (ii) the tenth day after public disclosure of the 2023 Annual Meeting date, whichever is later.

Our Bylaws provide a proxy access right for shareholders, pursuant to which a shareholder may include director nominees in our proxy materials for annual meetings of our shareholders. To be eligible to utilize these proxy access provisions, the shareholder, and such candidate for nomination, must satisfy the additional eligibility, procedural, and disclosure requirements set forth in our Bylaws.

Compensation of Directors

In connection with the Business Combination, the Board implemented an annual compensation program for its non-employee directors which became effective on September 16, 2021, pursuant to which the non-employee directors are entitled to cash and equity compensation in such amounts necessary to attract and retain non-employee directors that have the talent and skills to foster long-term value creation and enhance the sustainable development of the company. The compensation payable under the program is intended to be competitive in relation to both the market in which the company operates and the nature, complexity and size of Ginkgo’s business.

Ginkgo’s non-employee directors receive the following amounts for their services on the Board under the non-employee director compensation program:

Cash Compensation

●	An annual director fee of $50,000;
●	If the director serves as lead independent director or chair or on a committee of the Board, an additional annual fee as follows:
○	Chair of the Board, $36,000;
○	Lead independent director, $25,000;
○	Chair of the Audit Committee, $20,000;
○	Audit Committee member other than the chair, $10,000;
○	Chair of the Compensation Committee, $15,000;
○	Compensation Committee member other than the chair, $7,500;
○	Chair of the Nominating and Corporate Governance Committee, $10,000; and
○	Nominating and Corporate Governance Committee member other than the chair, $5,000.

Director fees are payable in arrears in four equal quarterly installments, provided that the amount of each payment will be prorated for any portion of a calendar quarter that a non-employee director is not serving on the Board. The Board may permit non-employee directors to elect to receive equity compensation in lieu of cash compensation.

Equity Compensation

●

Generally each non-employee director who is initially elected or appointed to the Board (other than those non-employee directors who were appointed by SRNG to serve on the Board or those non-employee directors who served on the board of SRNG or Old Ginkgo prior to the closing of the Business Combination) will receive (i) an initial option to purchase shares of Ginkgo Class A common stock with a grant date fair value of $400,000 (as determined under the program) (the “Initial Option”), (ii) an additional initial option to purchase shares of Ginkgo Class A common stock with a grant date fair value of $200,000 (as determined under the program) (the “Additional Initial Option”), and (iii) a number of restricted stock units (“RSUs”) determined by dividing $200,000 by the fair market value of a share of Ginkgo Class A common stock (the “Additional Initial RSU”). In the event that a non-employee director’s date of initial election or appointment does not occur on the same date as an annual meeting of shareholders, the value of the Additional Initial Option and the Additional Initial RSU will be prorated in accordance with the terms of the program.

●

If the non-employee director has served on the Board as of the date of an annual meeting of shareholders and will continue to serve as a non-employee director immediately following such meeting, such non-employee director will receive (i) an option to purchase shares of Ginkgo Class A common stock with a grant date fair value of $200,000 (as determined under the program) (the “Subsequent Option”) and (ii) a number of restricted stock units determined by dividing $200,000 by the fair market value of a share of Ginkgo Class A common stock (the “Subsequent RSU”).

Stock options granted under the program have an exercise price equal to the fair market value of Ginkgo Class A common stock on the date of grant and expire not later than ten years after the date of grant. Each Initial Option granted to a non-employee director will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant. Each Additional Initial Option and the Additional Initial RSUs granted to a non-employee director will vest and become exercisable, as applicable, in a single installment on the day before the next annual meeting of shareholders occurring after the date of the director’s initial election or appointment to the Board. Each Subsequent Option and the Subsequent RSUs will vest and become exercisable, as applicable, in a single installment on the earlier of the first anniversary of the date of grant or the day before the next annual meeting of shareholders occurring after the date of grant. Vesting of the options and restricted stock units granted under the program is subject to the non-employee director’s continued service through each applicable vesting date. In the event of a change in control of Ginkgo, the options and restricted stock units granted under the program will vest in full.

In connection with the Business Combination, Dr. Kewalramani was granted an Initial Option (51,782 shares), an Additional Initial Option (17,649 shares) and an Additional Initial RSU (9,818 restricted stock units) under the program.

The following table sets forth information concerning the compensation of Ginkgo’s non-employee directors for their service on the Board for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)

Arie Belldegrun	16,563	—	—	16,563

Marijn Dekkers	30,533	30,430,090	—	30,460,623

Christian Henry	22,323	20,000,194	—	20,022,517

Reshma Kewalramani	15,842	132,052	532,053	679,947

Evan Lodes	—	—	—	—

Shyam Sankar	20,163	20,625,832	—	20,645,995

Harry E. Sloan	17,283	—	—	17,283

(1)

Amounts shown include annual fees earned for service on the Board and committees of the board, pro-rated for the portion of the year following the Business Combination. No compensation was earned by any non-employee director during 2021 prior to the Business Combination.

(2)

Amounts reflect the full grant-date fair value of restricted stock units and options granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Amounts shown for Dr. Dekkers ($30,430,090), Mr. Henry ($20,000,194) and Mr. Sankar ($20,625,832) reflect the incremental fair value attributable to the modification of equity awards during 2021. We provide information regarding the assumptions used to calculate the value of all restricted stock units and options made to our directors in Note 18 to the consolidated financial statements included our 2021 Annual Report on Form 10-K.

The table below shows the aggregate numbers of options (exercisable and unexercisable), unvested restricted stock and restricted stock units held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.

Name	Options Outstanding at Fiscal Year End (#)	Restricted Stock Outstanding at Fiscal Year End (#)	Restricted Stock Units Outstanding at Fiscal Year End (#)

Arie Belldegrun	—	—	—

Marijn Dekkers	—	281,217	3,124,756

Christian Henry	—	175,911	1,954,629

Reshma Kewalramani	69,431	—	9,818

Shyam Sankar	—	175,911	1,954,629

Harry E. Sloan	—	—	—

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the rules and regulations of the SEC and the listing standards of the NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. In addition, the Audit Committee considers the independence of our independent registered public accounting firm and participates in the selection of the independent registered public accounting firm’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of the registered public accounting firm of Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. EY has served as our independent registered public accounting firm since 2018. The Audit Committee considered a number of factors in determining whether to re-engage EY as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing our independent registered public accounting firm.

The Board and the Audit Committee believe that the continued retention of EY as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. If shareholders do not ratify the selection of EY, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2023 fiscal year. In addition, if shareholders ratify the selection of EY as the Company’s independent registered public accounting firm, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select EY or another registered public accounting firm as our independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Independent Registered Public Accounting Firm

Representatives of EY are expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

Change in Independent Registered Public Accounting Firm

On September 16, 2021, the Audit Committee of the Ginkgo Board approved the engagement of EY as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. WithumSmith+Brown, PC (“WSB”) served as independent registered public accounting firm of SRNG prior to the consummation of the Business Combination. Accordingly, WSB was informed that it would be replaced by EY as the Company’s independent registered public accounting firm.

The reports of WSB on SRNG’s, the Company’s legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in shareholder’s equity and cash flows for the period from October 22, 2020 (date of inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from October 22, 2020 (date of inception) through December 31, 2020 and the subsequent interim period through September 16, 2021, there were no disagreements between the Company and WSB on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WSB, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from October 22, 2020 (date of inception) through December 31, 2020 and the subsequent interim period through September 16, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from October 22, 2020 (inception) to the date the Board approved the engagement of EY as the Company’s independent registered public accounting firm, SRNG did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on SRNG’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

We provided WSB with a copy of the foregoing disclosures and requested that WSB furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by Ginkgo set forth above. A copy of WSB’s letter, dated

September 17, 2021, was filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on September 20, 2021.

Fee Information

The following table provides a summary of the aggregate fees incurred for EY’s services for 2021 and for WSB’s services for the period from October 22, 2020 (inception) through December 31, 2020:

	Fiscal year ended December 31,
	2021	2020
Audit fees (a)	$ 4,017,109	$ 40,000
Audit-related fees (b)	—	—
Tax fees (c)	321,794	—
All other fees (d)	—	—

Total fees	$ 4,338,903	$ 40,000

(a)

Audit fees were for professional services rendered for the audit of our consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports and in our registration statements filed with the SEC and services that are normally provided in connection with the financial statement audit.

(b)

Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” There were no audit-related fees in either 2021 or 2020.

(c)	Tax fees were for professional services rendered by EY for tax compliance, tax advice, and tax planning.
(d)	All other fees represent products and services provided that are not reported under “Audit fees,” “Audit-related fees” or “Tax fees.” There were no fees in this category in either 2021 or 2020.

Pre-Approval Policies and Procedures

All of the fees described above were pre-approved by the Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy under which the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm. Proposed services may either be pre-approved within categories presented to the Audit Committee that include a detailed description of the specific services within such categories along with the budgeted fees or on a case-by-case basis for specific services not contemplated in the original pre-approved categories. The Audit Committee will, at least annually, review and pre-approve the categories of services (if any).

Finally, in accordance with the pre-approval policy, the Audit Committee may delegate pre-approval authority to each of its members. Any member to whom this authority is delegated must report any pre-approval decisions to the Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee is composed solely of independent directors meeting the applicable requirements of the NYSE standards. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting, as applicable.

In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the year ended December 31, 2021 (the “Audited Financial Statements”). The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

The Audit Committee:

Christian Henry

Shyam Sankar

Harry E. Sloan

Beneficial Ownership of Shares

The following table sets forth information known to the Company regarding the beneficial ownership of Ginkgo common stock by:

●	each person who is a named executive officer or director of Ginkgo;
●	all executive officers and directors of Ginkgo as a group; and
●	each person who is a beneficial owner of more than 5% of Ginkgo Class A common stock or Ginkgo Class B common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, Ginkgo believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of Ginkgo common stock is based on 1,093,543,269 shares of Ginkgo Class A common stock and 394,290,329 shares of Ginkgo Class B common stock issued and outstanding as of April 11, 2022, unless otherwise specified.

	Class A common stock		Class B common stock		% of Total Voting Power* *
Name of Beneficial Owner	Shares	%	Shares	%	%
Directors and Executive Officers of Ginkgo
Jason Kelly(1)	—	—	82,431,106	20.9%	16.4%
Reshma Shetty(2)	—	—	165,841,730	42.1%	32.9%
Mark Dmytruk (3)	—	—	674,494	*	*
Arie Belldegrun (4)	522,489	*	—	—	*
Marijn Dekkers(5)	7,902,030	*	—	—	*
Christian Henry (6)	1,305,943	*	—	—	*
Reshma Kewalramani	—	—	—	—	—
Shyam Sankar (7)	1,260,953	*	—	—	*
Harry E. Sloan	—	—	—	—	—

All Directors and Executive Officers of Ginkgo as a Group (9 individuals)	10,991,415	1.0%	248,947,330	63.0%	49.3%

5% Beneficial Owners of Ginkgo
Entities affiliated with Anchorage Capital Group(8)	69,208,354	6.3%	—	—	1.4%
Bartholomew Canton(9)	—	—	165,841,730	42.1%	32.9%
Austin Che(10)	—	—	82,920,866	21.0%	16.5%
Entities affiliated with Baillie Gifford & Co.(11)	167,752,680	15.3%	—	—	3.3%
Cascade Investment, L.L.C. (12)	151,865,481	13.9%	—	—	3.0%
General Atlantic (GK), L.P.(13)	111,566,297	10.2%	—	—	2.2%
Thomas Knight(14)	66,110,869	6.0%	8,972,183	2.3%	3.1%
Senator Global Opportunity Master Fund LP(15)	76,595,199	7.0%	—	—	1.5%

*         Less than one percent.

**        Percentage of total voting power represents voting power with respect to all shares of Ginkgo Class A common stock and Ginkgo Class B common stock, as a single class. Each share of Ginkgo Class B common stock is entitled to 10 votes per share and each share of Ginkgo Class A common stock is entitled to one vote per share. For more information about the voting rights of Ginkgo common stock, see the description of the Company’s securities filed with the 2021 Annual Report on Form 10-K as Exhibit 4.2.

(1)

Consists of (a) 70,703,049 shares of Ginkgo Class B common stock held by Dr. Kelly and (b) 11,728,057 shares of Ginkgo Class B common stock held by The Kelly 2016 Grantor Retained Annuity Trust, over which Dr. Kelly has sole voting and dispositive power.

(2)

Consists of (a) 3,093,797 shares of Ginkgo Class B common stock held by Dr. Shetty, (b) 70,389,783 shares of Ginkgo Class B common stock held by The Reshma Padmini Shetty Revocable Living Trust – 2014, over which Dr. Shetty has sole voting and dispositive power, (c) 8,245,491 shares of Ginkgo Class B common stock held by The Reshma Padmini Shetty 2021 Grantor Retained Annuity Trust, over which Dr. Shetty has sole voting and dispositive power, (d) 2,583,588 shares of Ginkgo Class B common stock held by a family trust, and (e) 81,729,071 shares of Ginkgo Class B common stock beneficially owned by Dr. Shetty’s spouse, as reported in footnote (9) below. The voting and dispositive power over the shares held by the family trust are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.

(3)	Consists of (a) 674,494 shares of Ginkgo Class B common stock held by Mr. Dmytruk.
(4)

Consists of (a) 18,741 shares of Ginkgo Class A common stock held directly by Dr. Belldegrun, (b) 3,748 shares that Dr. Belldegrun has the right to acquire upon exercise of Ginkgo warrants held directly by Dr. Belldegrun, and (c) 500,000 shares of Ginkgo Class A common stock held by Bellco Legacy LLC. Bellco Legacy LLC is owned and managed by trusts controlled by Dr. Belldegrun.

(5)

Consists of (a) 674,494 shares of Ginkgo Class A common stock held by Dr. Dekkers and (b) 5,780,364 shares of Ginkgo Class A common stock held by Novalis LifeSciences Investments I, L.P. (“Novalis LifeSciences”). Dr. Dekkers, the Manager of the general partner of Novalis LifeSciences, has sole voting and dispositive power over the shares held by Novalis LifeSciences and, as a result, may be deemed to share beneficial ownership of the shares held by Novalis LifeSciences. The address for this shareholder is 1 Liberty Lane, Suite 100, Hampton, NH 03842.

(6)	Consists of (a) 1,305,943 shares of Ginkgo Class A common stock held by Mr. Henry.

(7)	Consists of (a) 1,260,953 shares of Ginkgo Class A common stock held by Mr. Sankar.
(8)

Consists of (a) 34,454,177 shares of Ginkgo Class A common stock held by Anchorage Illiquid Opportunities Master VI (A), L.P. and (b) 34,454,177 shares of Ginkgo Class A common stock held by Anchorage Illiquid Opportunities Offshore Master V, L.P. (c) 250,000 shares of Ginkgo Class A common stock held for the account of ACMO (d) 50,000 Shares the Reporting Persons have the right to acquire upon exercise of warrants (“Warrants”) held for the account of ACMO Anchorage Advisors Management, L.L.C. is the sole managing member of Anchorage Capital Group, L.L.C. (“Anchorage”), which in turn is the investment manager of AIOM VI and AIOM V. Mr. Kevin Ulrich is the Chief Executive Officer of Anchorage and the senior managing member of Anchorage Advisors Management, L.L.C. As such, each of the foregoing persons may be deemed to have voting and dispositive power over the shares held by AIOM VI and AIOM V. Each of the foregoing persons disclaims beneficial ownership of the shares held by AIOM VI and AIOM V, except of any pecuniary interests therein. The address for these shareholders is 610 Broadway, 6th Floor, New York, NY 10012. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on February 14, 2022.

(9)

Consists of (a) 3,093,797 shares of Ginkgo Class B common stock held by Dr. Canton, (b) 70,189,783 shares of Ginkgo Class B common stock held by The Bartholomew Canton Revocable Living Trust – 2014, over which Dr. Canton has sole voting and dispositive power, (c) 8,245,491 shares of Ginkgo Class B common stock held by The Bartholomew Canton 2021 Grantor Retained Annuity Trust, over which Dr. Canton has sole voting and dispositive power, (d) 2,583,588 shares of Ginkgo Class B common stock held by a family trust, and (e) 81,529,071 shares of Ginkgo Class B common stock held by Dr. Canton’s spouse as reported in footnote (2) above. The voting and dispositive power over the shares held by the family trust are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.

(10)

Consists of (a) 3,093,797 shares of Ginkgo Class B common stock held by Dr. Che, (b) 78,927,069 shares of Ginkgo Class B common stock held by Austin Che Revocable Trust, over which Dr. Che has sole voting and dispositive power and (c) 900,000 shares of Ginkgo Class B common stock held by a family trust.

(11)

Consists of Ginkgo Class A common stock held by Baillie Gifford & Co. and/or one or more if its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of the investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Securities representing more than 5% of the class are held on behalf of Scottish Mortgage Investment Trust PLC, a closed-ended investment trust which is managed by Baillie Gifford & Co Limited, a wholly owned subsidiary of Baillie Gifford & Co. The address for these shareholders is c/o Baillie Gifford & Co, Calton Square 1 Greenside Row. Edinburgh Scotland, UK EH1 3AN. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on April 6, 2022.
(12)

Consists of shares of Ginkgo Class A common stock. All shares of Ginkgo Class A common stock to be held by Cascade Investment, L.L.C. following the Closing may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade, L.L.C. The address for this shareholder is 2365 Carillon Point, Kirkland, WA 98033. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on September 24, 2021.

(13)

Consists of shares of Ginkgo Class A common stock. The limited partners that share beneficial ownership of the shares held by General Atlantic (GK), L.P. (“GA GL”) General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”) are collectively referred to as the “GA Finds”. The address of GA LP, GAP 100, GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA, GA GenPar, GA SPV and GA GK is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The address of GAP Bermuda EU, GenPar Bermuda and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The general partner of GA GK is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 is ultimately controlled by General Atlantic, L.P. (“GA LP”), which is controlled by the Management Committee of GASC MGP, LLC (the “Management Committee”). The general partner of GAP Bermuda EU is ultimately controlled by GAP (Bermuda) L.P. (“GAP Bermuda”), which is also controlled by the Management Committee. GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the Management Committee. GA GK, GA LP, GASC MGP, LLC, GAP Bermuda, GA SPV and the GA Funds (collectively, the “GA Group The GA Funds share beneficial ownership of the shares of common stock held by GA GK. The general partner of GA GK is GA SPV. The general partner of GAP 100 is GA GenPar. The general partner of GAP Bermuda EU is GenPar Bermuda. GA LP, which is controlled by the Management Committee of GASC MGP, LLC (the “GA Management Committee”), is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and GA GenPar, and the sole member of GA SPV. The general partner of GenPar Bermuda is GAP Bermuda, which is also controlled by the GA Management Committee. There are nine members of the GA Management Committee. By virtue of the foregoing, the Reporting Persons may be deemed to share voting power and the power to direct the disposition of the shares that each owns of record. Each of the members of the GA Management Committee disclaims ownership of the shares of common stock reported herein except to the extent he or she has a pecuniary interest therein. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on February 11, 2022.
(14)

Consists of (a) 2,699,296 shares of Ginkgo Class A common stock held of record by the Reporting Person; (b) 8,972,183 shares of Ginkgo Class B common stock held of record by the Reporting Person; (c) 6,995,255 shares of Ginkgo Class A common stock held of record by the Knight Family Trust dated August 20, 2019; (d) 47,423,785 shares of Ginkgo Class A common stock held of record by the Thomas F. Knight, Jr., Trustee of The Thomas F. Knight Jr. Grantor Retained Annuity Trust or his/her successor in trust; and (e) 8,992,533 shares of Ginkgo Class A common stock held of record by the Thomas F. Knight Jr. Grantor Retained Annuity Trust (2) dated December 16, 2020. The Reporting Person serves as co-trustee for the Thomas F. Knight, Jr., Trustee of The Thomas F. Knight Jr. Grantor Retained Annuity Trust or his/her successor in trust and the Thomas F. Knight Jr. Grantor Retained Annuity Trust (2) dated December 16, 2020, and the Reporting Person’s spouse serves as co-trustee for the Knight Family Trust dated August 20, 2019. As such, the Reporting Person may be deemed to share beneficial ownership over the shares held of record by each of the trusts. The shares of Ginkgo Class B common stock may be redeemed by the holder at any time for shares of Ginkgo Class A common stock on a one-to-one basis.

(15)

Consists of shares of Ginkgo Class A common stock. The address for this shareholder is 510 Madison Avenue, 28th Floor, New York, NY 10022. Senator Investment Group LP (“Senator”), is investment manager of the shareholder, Senator Global Opportunity Master Fund LP, and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this shareholder. Mr. Silverman disclaims beneficial ownership of the shares held by the shareholder. Data was obtained from 13G/A that was filed with the Securities and Exchange Commission on February 10, 2022.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options and vesting of outstanding restricted stock units (#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders (1)	193,550,805(2)	$ 0.05	200,569,979(3)(4)

Equity compensation plans not approved by security holders	—	—	—

Total	193,550,805	$ 0.05	200,569,979

(1)	Includes the Ginkgo Bioworks Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).
(2)

Includes 25,228,863 shares of common stock issuable upon the exercise of outstanding stock options and 168,321,952 shares of common stock issuable upon settlement of outstanding restricted stock units.

(3)	As of December 31, 2021, there were 200,569,979 shares available for grant under the 2021 Plan.
(4)

The 2021 Plan provides that the number of shares of common stock reserved and available for issuance under the 2021 Plan shall be cumulatively increased on January 1 of each year. The number of shares of common stock increased each year will be equal to the lesser of: (i) 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser amount as determined by our Board.

Executive Officers

Our executive officers as of April 26, 2022 are as follows:

Name	Age	Position
Jason Kelly	41	Chief Executive Officer and Founder; Director
Reshma Shetty	41	President, Chief Operating Officer and Founder; Director
Mark Dmytruk	50	Chief Financial Officer

Jason Kelly, one of our Founders, is the Chief Executive Officer and a member of Ginkgo’s Board. Dr. Kelly has served as a director of CM Life Sciences II Inc. (Nasdaq: CMII), a SPAC with a focus on the life sciences sector, since its IPO in February 2021. Dr. Kelly has a Ph.D. in Biological Engineering and a B.S. in Chemical Engineering and Biology from the Massachusetts Institute of Technology.

Reshma Shetty, one of our Founders, is the President and Chief Operating Officer and a member of Ginkgo’s Board. Dr. Shetty currently serves on the Bio Advisory Group at the non-profit Nuclear Threat Initiative. Dr. Shetty has a Ph.D. in Biological Engineering from the Massachusetts Institute of Technology and a B.S. in Computer Science from the University of Utah.

Mark Dmytruk has served as our Chief Financial Officer since joining Ginkgo in 2020. From 2017 to 2020, Mr. Dmytruk served as Executive Vice President, Corporate Strategy and Development, for Syneos Health, a global Contract Research Organization and Contract Commercial Organization serving the biopharmaceutical industry. Syneos Health was formed through the merger of inVentiv Health and INC Research in 2017, and prior to the merger Mr. Dmytruk served at inVentiv Health as Chief of Staff from 2014 to 2017 and President, Patient Outcomes Division, from 2011 to 2014. Prior to inVentiv Health, Mr. Dmytruk served in a variety of roles at Thermo Fisher Scientific (and its predecessor, Fisher Scientific) from 2001 to 2011. As Vice President of Corporate Development, Mr. Dmytruk led the company’s M&A function, contributing to its industry-changing strategy and transformational growth. He also served as Vice President of Finance for the Athena Diagnostics business unit of Thermo Fisher Scientific prior to its sale to Quest Diagnostics. Mr. Dmytruk began his career at Ernst & Young in Canada. Mr. Dmytruk has an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology and a Bachelor of Commerce from the University of Alberta.

Compensation of Executive Officers

This section discusses the material components of the executive compensation program for Ginkgo’s executive officers who are named in the “Summary Compensation Table” below.

We are an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For as long as we continue to be an EGC, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, including the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and shareholder approval of any golden parachute payments not previously approved. The reduced executive compensation disclosure obligations require compensation disclosure for Ginkgo’s principal executive officer and Ginkgo’s two most highly compensated executive officers other than its principal executive officer. These three officers are referred to as Ginkgo’s named executive officers. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) following the fifth anniversary of the closing of Soaring Eagle Acquisition Corp.’s initial public offering; or (ii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period.

In 2021, Ginkgo’s “named executive officers” and their positions were as follows:

●	Jason Kelly, Chief Executive Officer;
●	Reshma Shetty, President and Chief Operating Officer; and
●	Mark Dmytruk, Chief Financial Officer.

This discussion may contain forward-looking statements that are based on Ginkgo’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that Ginkgo adopts may differ materially from the currently planned programs summarized in this discussion.

Role of Executive Officers

Our Chief Executive Officer and President & Chief Operating Officer, in consultation with our Chief People Officer, reviews comparative data derived from publicly available market compensation information for each of the other Named Executive Officers. Our Chief Executive Officer and President & Chief Operating Officer then make a recommendation to the Compensation Committee regarding compensation for each other Named Executive Officer. The Compensation Committee reviews and discusses this information and the recommendation by our Chief Executive Officer and President & Chief Operating Officer, and then determines a dollar-denominated amount available for allocation to salary and RSUs for each such Named Executive Officer, as it deems appropriate. The Compensation Committee also approves the RSU allocation amount for each Named Executive Officer.

Our Chief Executive Officer and President & Chief Operating Officer compensation is determined by the Compensation Committee outside the presence of the Chief Executive Officer and President & Chief Operating Officer.

Role of the Compensation Consultant

In determining compensation for 2021, the Compensation Committee retained Compensia, a national compensation consulting firm, to advise on executive and director compensation matters. The Compensation Committee later retained Sequoia, Inc. (“Sequoia”) to determine executive effective March 1, 2022. Compensia and Sequoia provided various services to the Compensation Committee, including the review, analysis and update of our compensation peer group; the review and analysis of our Named Executive Officer compensation against competitive market data based on the companies in our compensation peer group; the review and analysis of our non-employee director compensation; advice on our equity plans and support on other ad hoc matters.

Anti-Hedging Policy

Under our Insider Trading Compliance Policy, employees, directors, and certain contingent employees, as well as persons sharing their households, are prohibited from engaging in any hedging or monetization transactions involving the Company’s equity securities (including purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decreases in the market value of our equity securities. This prohibition applies to Company equity securities that are (i) granted to the employee, director, or certain contingent worker by the Company as part of their compensation or (ii) held, directly or indirectly, by the employee, director, or certain contingent worker.

Summary Compensation Table

The following table sets forth information concerning the compensation of Ginkgo’s named executive officers for the years ended December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Jason Kelly	2021	$250,000	$-	$380,479,776	(4)	$12,500	$380,742,276
Chief Executive Officer	2020	$250,000	$414,841	$9,854,097		$14,250	$10,533,188

Reshma Shetty	2021	$250,000	$-	$380,479,776	(4)	$12,500	$380,742,276
President & Chief Operating Officer	2020	$250,000	$415,386	$9,854,097		$14,250	$10,533,733

Mark Dmytruk	2021	$425,000	$-	$39,629,178	(4)	$14,500	$40,068,678
Chief Financial Officer	2020	$63,750	$-	$-		$2,861	$66,611

(1)	Mr. Dmytruk participated in a salary exchange program during 2021 and elected to be paid $50,000 of his 2021 base salary in the form of restricted stock units and was granted 65,375 restricted stock units in April 2021 with a modification date fair value of $888,446. The modification date fair value is computed in accordance with ASC Topic 718 and reflects the fair value on November 17, 2021 (i.e., the modification date), rather than the historical grant date fair value, the current fair value, or the amounts paid to or realized by Mr. Dmytruk. See “Narrative to Summary Compensation Table - 2021 Salaries” below for a description of this salary exchange program.
(2)

Amounts reflect the modification date fair value of restricted stock units and associated earnouts granted during 2021 and 2020. For Mr. Dmytruk, this includes $838,446, which represents the modification date fair value of the restricted stock units that were granted as part of the salary exchange program in excess of the $50,000 portion of his base salary that he elected to exchange.

(3)	Amounts represent matching contributions under Ginkgo’s 401(k) plan.
(4)

Amounts for Dr. Kelly ($158,652,934), Dr. Shetty ($158,652,934), and Mr. Dmytruk ($23,125,369) reflect the incremental fair value over the historical grant date fair value attributable to the modification of restricted stock units and associated earnouts on November 17, 2021, rather than the historical grant date fair value, the current fair value, or the amounts paid to or realized by the named individual. For Dr. Kelly and Dr. Shetty, the amounts differ from the amounts disclosed in the Company’s Form 10-K filed on March 29, 2022 ($142,097,631 for each) as a result of an administrative error, which had no impact on the Company’s financial statements. We provide information regarding the assumptions used to calculate the fair value of all restricted stock units and associated earnouts made to named executive officers in Note 18 to the consolidated financial statements included in our 2021 Annual Report on Form 10-K.

Narrative To Summary Compensation Table

2021 Salaries

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. No changes were made to the annual base salaries of the named executive officers during 2021.

The 2021 annual base salaries for Ginkgo’s named executives officers were:

Name	2021 Annual Base Salary ($)
Jason Kelly	$250,000
Reshma Shetty	$250,000
Mark Dmytruk	$425,000

During 2021, our employees were given the opportunity to participate in a salary exchange program under which they could exchange a portion of their annual base salaries for restricted stock units. The salary to restricted stock units exchange took place on a one-to-four basis such that for each $1 of salary contributed to the program, the employee would receive a number of restricted stock units valued at $4. Mr. Dmytruk was our only named executive officer to participate in this program during 2021.

Equity Compensation

During 2021, Mr. Dmytruk was granted restricted stock units under our 2014 Incentive Plan (the “2014 Plan”). These restricted stock units vest upon the satisfaction of both an “event condition” and a “service condition” on or before the seventh anniversary of the applicable grant date. At the time of grant, the event condition would be satisfied on the first to occur of (i) a change in control or (ii) the earlier of (x) the date six months after the closing of a public offering or (y) March 15 of the calendar year following the effective date of a public offering. See the “Outstanding Equity Awards at Fiscal Year-End” table below for details regarding the service-based vesting schedule applicable to these awards.

In connection with the Business Combination in September 2021, Dr. Kelly and Dr. Shetty were each granted 21,458,317 restricted stock units and agreed to extend the vesting on their restricted stock units granted in 2020. These restricted stock units will vest upon the satisfaction of both an “event condition” (as described above) and a “service condition” on or before the seventh anniversary of the grant date. The service condition will be satisfied on October 1, 2022, subject to continued service with Ginkgo through such date. The 2021 grant of restricted stock units was deemed to satisfy all rights that Dr. Kelly and Dr. Shetty may have had under their Founder Equity Grant Agreements with Ginkgo that were entered into in January 2020.

In connection with the Business Combination, the restricted stock units held by the named executive officers were converted into restricted stock units in Ginkgo and, with respect to the earn-out portion of the consideration paid in the Business Combination, restricted stock. This restricted stock is subject to the service-based vesting schedule of the related restricted stock units and, in addition, only vest based on the attainment of certain stock price thresholds. See the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information. In November 2021, the Board authorized the amendment of all outstanding restricted stock units and shares of restricted stock, including those held by the named executive officers, such that the event condition was deemed satisfied no later than March 15, 2022.

In connection with the Business Combination, we adopted the 2021 Incentive Award Plan (the “2021 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of Ginkgo. We ceased granting awards under the 2014 Plan when the 2021 Plan became effective.

Other Elements of Compensation

Retirement Plan

Ginkgo maintains a 401(k) retirement savings plan for its employees, including Ginkgo’s named executive officers, who satisfy certain eligibility requirements. Ginkgo’s named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Under this plan, Ginkgo provides a non-elective safe harbor contribution to all eligible participants equal to up to 5% of eligible compensation, which fully vests once such eligible participant has completed two years of continuous service. Ginkgo believes that providing a vehicle for tax-deferred retirement savings though Ginkgo’s 401(k) plan adds to the overall desirability of Ginkgo’s executive compensation package and further incentivizes Ginkgo’s employees, including Ginkgo’s named executive officers, in accordance with Ginkgo’s compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans. During their employment, Ginkgo’s named executive officers are eligible to participate in Ginkgo’s employee benefit plans and programs, including medical, dental, vision, life, and disability benefits, to the same extent as Ginkgo’s other full-time employees, subject to the terms and eligibility requirements of those plans.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of Ginkgo common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Jason Kelly	1/1/2020	4,324,037	(1)	$35,932,747	389,151	(6)	$3,233,845
	1/1/2020	129,719	(2)	$1,077,965	—		$—
	8/18/2021	21,458,317	(1)	$178,318,614	1,931,193	(6)	$16,048,214
	8/18/2021	643,734	(2)	$5,349,430	—		$—

Reshma Shetty	1/1/2020	4,324,037	(1)	$35,932,747	389,151	(6)	$3,233,845

	1/1/2020	129,719	(2)	$1,077,965	—		$—

	8/18/2021	21,458,317	(1)	$178,318,614	1,931,193	(6)	$16,048,214

	8/18/2021	643,734	(2)	$5,349,430	—		$—
Mark Dmytruk	3/2/2021	1,564,440	(3)	$13,000,496	198,768	(6)	$1,651,762
	3/2/2021	48,315	(2)	$401,498	—		$—
	4/4/2021	47,670	(4)	$396,138	5,883	(6)	$48,888
	4/4/2021	1,472	(2)	$12,232	—		$—
	8/2/2021	300,619	(5)	$2,498,144	30,918	(6)	$256,929
	8/2/2021	9,236	(2)	$76,751	—		$—

(1)	The restricted stock units granted to Dr. Kelly and Dr. Shetty will fully vest on October 1, 2022, subject to the named executive officer’s continued service to Ginkgo through such date.
(2)

Represents restricted stock for which the event condition had been satisfied as of December 31, 2021. The restricted stock granted to Dr. Kelly and Dr. Shetty will fully vest on October 1, 2022, subject to the named executive officer’s continued service to Ginkgo through such date. The restricted stock granted to Mr. Dmytruk will vest pursuant to the vesting schedule applicable to the restricted stock units that have the same grant date as such restricted stock, provided that any restricted stock scheduled to vest on or after January 1, 2022 and prior to October 1, 2022 will not vest until October 1, 2022, subject to Mr. Dmytruk’s continued service to Ginkgo through each applicable vesting date and accelerated vesting of some shares in the event his employment is terminated without cause or due to his death.

(3)

The restricted stock units granted to Mr. Dmytruk began vesting November 9, 2021 and will continue to vest in substantially equal monthly installments until November 1, 2024, subject to his continued service to Ginkgo through such dates. In addition, 644,180 restricted stock units were conditionally vested as of December 31, 2021, subject to the satisfaction of the “event condition”, which was subsequently met on March 15, 2022.

(4)

The restricted stock units granted to Mr. Dmytruk began vesting November 30, 2021 and will continue to vest in substantially equal monthly installments until December 1, 2024, subject to his continued service to Ginkgo through such dates. In addition, 17,705 restricted stock units were conditionally vested as of December 31, 2021, subject to the satisfaction of the “event condition”, which was subsequently met on March 15, 2022.

(5)

The restricted stock units granted to Mr. Dmytruk began vesting December 1, 2021 and will continue to vest in substantially equal monthly installments until July 1, 2025, subject to his continued service to Ginkgo through such dates. In addition, 42,944 restricted stock units were conditionally vested as of December 31, 2021, subject to the satisfaction of the “event condition”, which was subsequently met on March 15, 2022.

(6)

Represents restricted stock which vest in three substantially equal installments if the trading price per share of Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to the following thresholds for any 20 trading days within any period of 30 consecutive trading days during the five year period after the closing of the Business Combination: $15.00, $17.50 and $20.00. Once the condition has been satisfied, the shares will be subject to the same service-based vesting applicable to the named executive officer’s restricted stock units, as described in the footnotes to this table.

(7)	Amount shown is based on the closing price of Ginkgo Class A common stock of $8.31 on December 31, 2021.

Potential Payments Upon Termination of Employment or Change-in-Control

Jason Kelly and Reshma Shetty. Neither Dr. Kelly nor Dr. Shetty have entered into employment agreements, offer letters or severance agreements with Ginkgo.

Mark Dmytruk. We have entered into an offer letter with Mr. Dmytruk pursuant to which he will be entitled to receive the following payments and benefits in the event his employment is terminated by Ginkgo without “cause” (as defined in the offer letter), (i) 12 months’ severance pay based on his base salary rate on the date of such termination, to be paid in installments over the 12-month period following the termination date and (ii) up to 12 months’ company-paid health benefits continuation pursuant to COBRA, in each case subject to Mr. Dmytruk’s execution of a general release of claims in favor of Ginkgo.

Mr. Dmytruk also entered into a separate agreement pursuant to which he is subject to employee and customer non-solicitation covenants during the term of his employment or other service with Ginkgo and for one year thereafter. The agreement also includes standard invention assignment and confidential information covenants.

Certain Relationships and Related Person Transactions

SRNG

On October 28, 2020, Eagle Equity Partners III, LLC (“SRNG’s Sponsor”) purchased an aggregate of 43,125,000 founder shares in exchange for a capital contribution of $25,000, or approximately $0.0006 per share. SRNG’s Sponsor purchased an aggregate of 19,250,000 Private Placement Warrants in connection with SRNG’s initial public offering, at a price of $1.50 per warrant, or $28,875,000 in the aggregate. See a description of the Company’s securities filed with the 2021 Annual Report on Form 10-K as Exhibit 4.2.

SRNG currently sub-leases its executive offices at 955 Fifth Avenue, New York, NY, 10075 from Global Eagle Acquisition LLC, an affiliate of SRNG’s Sponsor. From the time of SRNG’s IPO until the Closing, SRNG reimbursed Global Eagle Acquisition LLC for office space, secretarial and administrative services provided to members of its management team in an amount that did not exceed $15,000 per month.

Prior to the Closing, SRNG’s officers and directors were entitled to reimbursement for any out-of-pocket expenses incurred in connection with activities on SRNG’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. SRNG’s audit committee reviewed on a quarterly basis all payments that were made to SRNG’s Sponsor, SRNG’s officers, directors or its or their affiliates.

On May 10, 2021, an affiliate of SRNG’s Sponsor entered into a Subscription Agreement with the Company, pursuant to which it agreed to purchase an aggregate of 7,500,000 shares of New SRNG Class A common stock at $10.00 per share, for an aggregate purchase price of $75,000,000, from the Company in a private placement to close immediately prior to Closing, but after the Domestication.

Ginkgo

The share numbers included in this “Certain Relationships and Related Person Transactions—Ginkgo” section reflect the historical pre-Business Combination shares issued in connection with the relevant transaction, and have not been revised to reflect the accounting of the Business Combination as a reverse recapitalization.

Series E Preferred Stock Financing

From September 2019 through July 2021, Old Ginkgo sold an aggregate of 1,942,610 shares of its Series E preferred stock to the related persons listed below at a purchase price of $150.19 per share, except as described below with respect to the conversion of convertible promissory notes. The following table summarizes purchases of Series E preferred stock from Old Ginkgo by such related persons:

Name	Shares of Series E Preferred Stock	Total Purchase Price (Rounded)
Entities affiliated with Anchorage Capital Group(1)	105,500	$ 15,053,014

Entities affiliated with Baillie Gifford & Co.(2)	200,479	$ 29,104,581

Cascade Investment, L.L.C.(3)	268,376	$ 38,719,465

General Atlantic (GK), L.P.(4)	513,449	$ 76,109,274

Novalis Life Sciences Investments I, LP(5)	52,755	$ 7,527,123

Senator Global Opportunity Master Fund LP(6)	70,489	$ 10,057,534

Viking Global Opportunities Illiquid Investments Sub-Master LP(7)	731,562	$ 106,379,679

(1)	Entities affiliated with Anchorage hold more than 5% of Ginkgo’s outstanding capital stock.
(2)	Entities affiliated with Baillie Gifford & Co. hold more than 5% of Ginkgo’s outstanding capital stock.
(3)	Cascade Investment, L.L.C. holds more than 5% of Ginkgo’s outstanding capital stock.
(4)	GA GK holds more than 5% of Ginkgo’s outstanding capital stock.
(5)	Marijn Dekkers, a member of Ginkgo’s Board, is an affiliate of Novalis LifeSciences.
(6)

Senator Global Opportunity Master Fund LP holds more than 5% of Ginkgo’s outstanding capital stock. Evan Lodes, a member of Ginkgo’s Board, is an affiliate of Senator Global Opportunity Master Fund LP.

(7)	Viking Global Opportunities Illiquid Investments Sub-Master LP holds more than 5% of Ginkgo’s outstanding capital stock.

Convertible Note Financing

In certain cases, the payment of the Total Purchase Price above consisted or, or included, the conversion of convertible promissory notes held by the related persons. From June 2019 through July 2019, Old Ginkgo sold an aggregate of $160,500,000 in principal amount of convertible promissory notes to the related persons listed below. Interest on the principal amount of the convertible promissory notes accrued at the rate of 3.0% per year. The outstanding principal and accrued interest of such convertible promissory notes converted into shares of Series E preferred stock at a discounted purchase price of $142.68 per share and are reflected in the above table. The following table summarizes the convertible promissory notes issued by Old Ginkgo to such related persons:

Name	Principal Amount
Entities affiliated with Anchorage Capital Group(1)	$ 15,000,000

Entities affiliated with Baillie Gifford & Co.(2)	$ 19,000,000

Cascade Investment, L.L.C.(3)	$ 30,000,000

General Atlantic (GK), L.P.(4)	$ 19,000,000

Novalis Life Sciences Investments I, LP(5)	$ 7,500,000

Senator Global Opportunity Master Fund LP(6)	$ 10,000,000

Viking Global Opportunities Illiquid Investments Sub-Master LP(7)	$ 60,000,000

(1)	Entities affiliated with Anchorage hold more than 5% of Ginkgo’s outstanding capital stock.
(2)	Entities affiliated with Baillie Gifford & Co. hold more than 5% of Ginkgo’s outstanding capital stock.
(3)	Cascade Investment, L.L.C. holds more than 5% of Ginkgo’s outstanding capital stock.
(4)	GA GK holds more than 5% of Ginkgo’s outstanding capital stock.
(5)	Marijn Dekkers, a member of Ginkgo’s Board, is an affiliate of Novalis LifeSciences.
(6)

Senator Global Opportunity Master Fund LP holds more than 5% of Ginkgo’s outstanding capital stock. Evan Lodes, a member of Ginkgo’s Board, is an affiliate of Senator Global Opportunity Master Fund LP.

(7)	Viking Global Opportunities Illiquid Investments Sub-Master LP holds more than 5% of Ginkgo’s outstanding capital stock.

Series D Preferred Stock Financing

In June 2018, Old Ginkgo sold 52,400 shares of its Series D preferred stock at a purchase price of $47.71 per share for an aggregate purchase price of $2,500,004 to Novalis LifeSciences. Marijn Dekkers, a member of Ginkgo’s Board, is an affiliate of Novalis LifeSciences.

Founder Equity Grant Agreements

In January 2020, Old Ginkgo entered into Founder Equity Grant Agreements with each of Jason Kelly, Reshma Shetty, Austin Che and Bartholomew Canton. Dr. Kelly and Dr. Shetty are each a director, officer and holder of more than 5% of Ginkgo’s outstanding capital stock. Dr. Canton and Dr. Che are each a holder of more than 5% of Ginkgo’s outstanding capital stock. Dr. Canton is also a family member of Dr. Shetty. Also in January 2020, each of Dr. Kelly, Dr. Shetty, Dr. Canton and Dr. Che received a restricted stock unit award under the 2014 Plan.

Founder Equity Repurchases

In July 2018, Old Ginkgo repurchased 90,017 shares of common stock from each of Jason Kelly, Reshma Shetty, Austin Che, Bartholomew Canton and Thomas Knight at a price of $47.71 per share, which was the then most-recent price per share at which Old Ginkgo had sold convertible preferred stock to investors, for a total purchase price for each of $4,294,711. In September 2021, Old Ginkgo repurchased 11,032 shares of common stock from each of Jason Kelly, Reshma Shetty, Austin Che, Bartholomew Canton and Thomas Knight at a price of $453.20 per share, for a total purchase price for each of $4,999,702. Dr. Kelly and Dr. Shetty are each a director, officer and holder of more than 5% of Ginkgo’s outstanding capital stock. Dr. Che, Dr. Canton and Dr. Knight are each a holder of more than 5% of Ginkgo’s outstanding capital stock. Dr. Canton is also a family member of Dr. Shetty.

Agreements in Connection with Platform Ventures

In September 2019, Old Ginkgo entered into an agreement with Cascade Investment L.L.C., an affiliated entity of GA GK, and Viking Global Opportunities Illiquid Investments Sub-Master LP, each of which hold more than 5% of Ginkgo’s outstanding capital stock, pursuant to which such related persons were provided with the first right to invest up to an aggregate of $350.0 million for the financial investment portion of new companies launched by Old Ginkgo as part of its Platform Ventures (such as Allonnia). The agreement was terminated in May 2021. Initial investments in new companies launched by Old Ginkgo in connection with the agreement were approximately $12.9 million from Cascade Investment L.L.C., $19.5 million from entities affiliated with GA GK., and $57.8 million from entities affiliated with Viking Global Opportunities Illiquid Investments Sub-Master LP.

In September 2021, Old Ginkgo formed 2 new Platform Ventures (Ayana Bio, LLC and Verb Biotics, LLC) and contributed intellectual property rights to these entities. Simultaneously with the arrangements between Old Ginkgo and each of Ayana Bio, LLC and Verb Biotics, LLC, Cascade Investment L.L.C. and entities affiliated with Viking Global Opportunities Illiquid Investments Sub-Master LP, each of which hold more than 5% of Ginkgo’s outstanding capital stock, invested approximately $7.5 million and $22.5 million, respectively, in each company.

Exchange Agreement

In October 2021 and March 2022, Ginkgo entered into a first and second amended and restated shareholders agreement, respectively, with Viking Global Opportunities Illiquid Investments Sub-Master LP, a holder of more than 5% of Ginkgo’s outstanding capital stock at the time of each agreement, pursuant to which Ginkgo agreed, subject to approval of the Board, to permit such shareholder to exchange a portion of its shares of Ginkgo Class A common stock for shares of Ginkgo Class C common stock on a 1-for-1 basis. The Board approved the exchange and Viking Global Opportunities Illiquid Investments Sub-Master LP effected the exchange in March 2022.

Investors’ Rights Agreement

Old Ginkgo was party to the Third Amended and Restated Investors’ Rights Agreement, dated as of September 9, 2019, which granted registration rights and information rights, among other things, to certain holders of its capital stock, including (i) entities affiliated with Anchorage, entities affiliated with Baillie Gifford & Co., Cascade Investment, L.L.C, GA GK, L.P., and Viking Global Opportunities Illiquid Investments Sub-Master LP, each of which currently holds more than 5% of Ginkgo’s capital stock; (ii) Novalis LifeSciences, which is affiliated with Marijn Dekkers, a Ginkgo director; and (iii) Senator Global Opportunity Master Fund LP, which currently holds more than 5% of Ginkgo’s capital stock and is affiliated with Evan Lodes, a former Old Ginkgo director. This agreement was terminated upon the Closing.

Right of First Refusal and Co-Sale Agreement

Old Ginkgo was party to the Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 9, 2019, which granted the right to purchase shares of Old Ginkgo capital stock which certain other shareholders propose to sell to other parties to, among others (i) entities affiliated with Anchorage, entities affiliated with Baillie Gifford & Co., Cascade Investment, L.L.C, GA GK, and Viking Global Opportunities Illiquid Investments Sub-Master LP, each of which currently hold more than 5% of Ginkgo’s capital stock; (ii) Novalis LifeSciences, which is affiliated with Marijn Dekkers, a Ginkgo director; and (iii) Senator Global Opportunity Master Fund LP, which currently holds more than 5% of Ginkgo’s capital stock and is affiliated with Evan Lodes, a former Old Ginkgo director. This agreement was terminated upon the Closing.

Voting Agreement

Old Ginkgo was party to the Third Amended and Restated Voting Agreement, dated as of September 9, 2019, pursuant to which certain holders of its capital stock, including (i) entities affiliated with Anchorage, entities affiliated with Baillie Gifford & Co., Cascade Investment, L.L.C, GA GK, and Viking Global Opportunities Illiquid Investments Sub-Master LP, each of which currently hold more than 5% of Ginkgo’s capital stock; (ii) Novalis LifeSciences, which is affiliated with Marijn Dekkers, a Ginkgo director; and (iii) Senator Global Opportunity Master Fund LP, which currently holds more than 5% of Ginkgo’s capital stock and is affiliated with Evan Lodes, a former Old Ginkgo director, agreed to vote their shares in the manner directed by the agreement. This agreement was terminated upon the Closing.

Director and Officer Indemnification

Ginkgo’s Charter authorizes indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

PIPE Investment

In May 2021, certain Old Ginkgo related persons entered into Subscription Agreements with SRNG in connection with the Private Placement. The following table summarizes purchases in the Private Placement by such related persons:

Name	SRNG Class A ordinary shares	Total Purchase Price
Entities affiliated with Baillie Gifford & Co.(1)	10,300,000	$ 103,000,000

Cascade Investment, L.L.C.(2)	3,000,000	$ 30,000,000

General Atlantic (GK), L.P.(3)	250,000	$ 2,500,000

Senator Global Opportunity Master Fund LP(4)	700,000	$ 7,000,000

Viking Global Opportunities Illiquid Investments Sub-Master LP(5)	2,000,000	$ 20,000,000

(1)	Entities affiliated with Baillie Gifford & Co. hold more than 5% of Ginkgo’s outstanding capital stock.
(2)	Cascade Investment, L.L.C. holds more than 5% of Ginkgo’s outstanding capital stock.
(3)	GA GK holds more than 5% of Ginkgo’s outstanding capital stock.
(4)

Senator Global Opportunity Master Fund LP holds more than 5% of Ginkgo’s outstanding capital stock. Evan Lodes, a former member of Old Ginkgo’s board of directors, is an affiliate of Senator Global Opportunity Master Fund LP.

(5)	Viking Global Opportunities Illiquid Investments Sub-Master LP holds more than 5% of Ginkgo’s outstanding capital stock.

Policies and Procedures for Related Person Transactions

Our written related person transaction policy sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction.” A “Related Person” means:

●	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
●	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
●

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer, nominee or beneficial owner of more than 5% of any class of the Company’s voting securities, and any other person (other than a tenant or employee) sharing the same household of such director, executive officer, nominee or beneficial owner of more than 5% of any class of the Company’s voting securities; and

●

any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related person transactions.

Independence of the Board of Directors

NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that each of Arie Belldegrun, Christian Henry, Reshma Kewalramani, Shyam Sankar and Harry E. Sloan, representing a majority of Ginkgo’s directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

Other Information

Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by Ginkgo. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Ginkgo employees without additional compensation.

Other Matters

As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

Proposals of Shareholders

To be considered for inclusion in the proxy statement and proxy card(s) for the 2023 Annual Meeting, proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be submitted in writing to the Corporate Secretary of Ginkgo, at the address of our principal offices (see “General” on page 1 of this Proxy Statement), and must be received no later than December 27, 2022.

Our Bylaws include separate advance notice provisions applicable to shareholders desiring to bring proposals before an annual shareholders’ meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of Ginkgo regarding such proposals and provide the information and satisfy the other requirements set forth in the Bylaws.

To be timely, a shareholder who intends to present a proposal at the 2023 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of Ginkgo no earlier than February 10, 2023 and no later than March 12, 2023. However, if we hold the 2023 Annual Meeting of Shareholders more than 30 days before, or more than 60 days after, the anniversary of the 2022 Annual Meeting date, then the information must be received no later than the 90th day prior to the 2023 Annual Meeting date or the tenth day after public disclosure of the 2023 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule

14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. The submission of a shareholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers (and persons who own more than 10% of our equity securities) to file reports of holdings and transactions in our common stock with the SEC. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our officers and directors. Based on a review of the reports furnished to us or filed with the SEC and upon information furnished by these parties, the Company believes that during the fiscal year 2021, its executive officers, directors and 10% shareholders timely complied with all Section 16(a) filing requirements, except for a Form 3 amendment that was filed for Dr. Belldegrun on March 28, 2022 to reflect holdings that were inadvertently not reported on his initial Form 3, due to an administrative error.

Householding; Availability of Annual Report on Form 10-K and Proxy Statement

A copy of our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2021 (together, the “2021 Annual Report”) accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing, postage and proxy tabulation costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2021 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name shareholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the 2021 Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting www.proxyvote.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by email to sendmaterial@proxyvote.com, or by calling 1-800-589-1639. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive your paper proxy card(s) or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

GINKGO BIOWORKS HOLDINGS, INC. 27 DRYDOCK AVENUE 8TH FLOOR BOSTON, MA 02210

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DNA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 9, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D84077-P70500 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GINKGO BIOWORKS HOLDINGS, INC.
The Board of Directors recommends you vote FOR the following:
Class A Shareholders
1.	Election of Directors
	Nominees:	For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain
	1a. Arie Belldegrun 1b. Marijn Dekkers	☐ ☐	☐ ☐	☐ ☐	2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.		☐	☐	☐
	1c. Christian Henry	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1d. Reshma Kewalramani	☐	☐	☐
	1e. Shyam Sankar	☐	☐	☐
	1f. Harry E. Sloan	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Please note there are two proxy cards, one for holders of Class A common stock and one for holders of Class B common stock. A shareholder who receives both a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — —

D84078-P70500

GINKGO BIOWORKS HOLDINGS, INC. 2022 Annual Meeting of Shareholders June 10, 2022 2:00 p.m. Eastern Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Kelly and Karen Tepichin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock, par value $0.0001 per share, of GINKGO BIOWORKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the 2022 Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Time, on June 10, 2022, virtually at www.virtualshareholdermeeting.com/DNA2022, and any adjournment or postponement thereof.

Holders of Class B common stock, voting as a separate class, are entitled to elect two (2) directors at the 2022 Annual Meeting of Shareholders. Holders of Class A common stock and holders of Class B common stock, voting together as a single class, are entitled to elect six (6) directors at the 2022 Annual Meeting of Shareholders. Please refer to the Proxy Statement for details. The number of shares of Class A common stock entitled to vote appears on the back of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

GINKGO BIOWORKS HOLDINGS, INC. 27 DRYDOCK AVENUE 8TH FLOOR BOSTON, MA 02210

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DNA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 9, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D84079-P70500 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GINKGO BIOWORKS HOLDINGS, INC.
The Board of Directors recommends you vote FOR the following:
Class B Shareholders
1.	Election of Directors
	Nominees:	For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain
	1a. Arie Belldegrun 1b. Marijn Dekkers	☐ ☐	☐ ☐	☐ ☐	2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.		☐	☐	☐
	1c. Christian Henry	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1d. Jason Kelly	☐	☐	☐
	1e. Reshma Kewalramani	☐	☐	☐
	1f. Shyam Sankar	☐	☐	☐
	1g. Reshma Shetty	☐	☐	☐
	1h. Harry E. Sloan	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

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D84080-P70500

GINKGO BIOWORKS HOLDINGS, INC. 2022 Annual Meeting of Shareholders June 10, 2022 2:00 p.m. Eastern Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Kelly and Karen Tepichin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock, par value $0.0001 per share, of GINKGO BIOWORKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the 2022 Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Time, on June 10, 2022, virtually at www.virtualshareholdermeeting.com/DNA2022, and any adjournment or postponement thereof.

Holders of Class B common stock, voting as a separate class, are entitled to elect two (2) directors at the 2022 Annual Meeting of Shareholders. Holders of Class A common stock and holders of Class B common stock, voting together as a single class, are entitled to elect six (6) directors at the 2022 Annual Meeting of Shareholders. Please refer to the Proxy Statement for details. The number of shares of Class B common stock entitled to vote appears on the back of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side